UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2006

AVIZA TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51642	20-1979646
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 Kings Village Road, Scotts Valley, CA 95066
(Address of principal executive offices) (Zip Code)

831-438-2100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On April 24, 2006, the Company entered into a Stock Purchase Agreement with Caisse de dépôt et placement du Québec, a body organized under the laws of the Province of Québec, for the private sale of 3,282,275 newly issued shares of the Company’s common stock, par value $0.0001 per share, for an aggregate purchase price of $15,000,000. The shares have not been registered under the Securities Act of 1933, as amended, however, the agreement provides that upon request, the Company is obligated, subject to certain conditions, to use its reasonable best efforts (i) to prepare and file with the Securities and Exchange Commission a registration statement to enable the resale of the shares and (ii) to maintain the effectiveness of the registration statement, in each case, for the later of (x) the two-year anniversary of the agreement or (y) the date that all of the shares become eligible for sale pursuant to Rule 144 under the Securities Act during any one 90-day period.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

On April 24, 2006, Aviza, Inc. entered into Amendment No. 5, dated as of March 31, 2006, to Credit Agreement between Bank of America, N.A. and Aviza, Inc., dated as of August 6, 2004 and as amended as of September 23, 2004, February 23, 2005, September 26, 2005 and December 1, 2005. The amendment waives Aviza, Inc.'s non-compliance as of March 31, 2006 with certain financial covenants under the credit agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the amendment, a copy of which is filed as Exhibit 10.2 to this Form 8-K.

On April 24, 2006, the Company entered into an amendment to the Second Amended and Restated Stockholder Agreement, dated as of October 18, 2005, by and among the Company, Trikon Technologies, Inc. and VantagePoint Venture Partners IV (Q), L.P., VantagePoint Venture Partners IV, L.P. and VantagePoint Venture Partners IV Principals Fund, L.P., collectively referred to in this Form 8-K as “VPVP.” The amendment extends the period during which VPVP may request that the Company file a registration statement with the Securities and Exchange Commission to the later of (x) December 1, 2007 with respect to the shares of the Company’s common stock acquired on December 1, 2005 in connection with the Company’s merger transaction with Trikon Technologies, Inc. or April 24, 2008 with respect to the shares of the Company’s common stock acquired on April 24, 2006 in connection with the conversion of shares of Series B Preferred Stock and Series B-1 Preferred Stock of Aviza, Inc., the Company’s subsidiary, or (y) the date that all of the applicable shares become eligible for sale pursuant to Rule 144 under the Securities Act during any one 90-day period.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the amendment, a copy of which is filed as Exhibit 10.3 to this Form 8-K.

Item 3.02                                           Unregistered Sales of Equity Securities.

On April 24, 2006, the Company sold to Caisse de dépôt et placement du Québec, a body organized under the laws of the Province of Québec, 3,282,275 newly issued shares of the Company’s common stock, par value $0.0001 per share, for an aggregate purchase price of $15,000,000 and issued 238,482 and 2,298,492 shares of the Company’s common stock to Jerauld J. Cutini, the Company’s President and Chief Executive Officer, and VPVP, the Company’s largest stockholder, respectively, in exchange for an aggregate of 20,000 shares of Series B Preferred Stock, par value $100.00 per share, of Aviza, Inc. and an aggregate of 90,000 shares of Series B-1 Preferred Stock, par value $100.00 per share, of Aviza, Inc.

Each of Caisse de dépôt et placement du Québec, Mr. Cutini and the affiliates of VantagePoint Venture Partners has provided a representation as to being an “accredited investor” as such term is defined under the Securities Act, and the Company has relied on the exemption provided by Section 4(2) of the Securities Act from the registration requirements of the Securities Act in the sale and issuance of the foregoing shares of common stock.

Item 8.01                                           Other Events.

On April 25, 2006, the Company issued a press release with respect to the sale of 3,282,275 shares of common stock to Caisse de dépôt et placement du Québec, a body organized under the laws of the Province of Québec, and the conversion of an aggregate of 110,000 shares of Series B Preferred Stock and Series B-1 Preferred Stock of Aviza, Inc. for an aggregate of 2,536,974 shares of common stock. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

10.1	Stock Purchase Agreement, dated as of April 24, 2006, by and between Aviza Technology, Inc. and Caisse de dépôt et placement du Québec.

10.2	Amendment No. 5, dated as of March 31, 2006, to Credit Agreement between Bank of America, N.A. and Aviza, Inc.

10.3

Amendment to Second Amended and Restated Stockholder Agreement, dated as of April 24, 2006, by and among the Company, Trikon Technologies, Inc. and VantagePoint Venture Partners IV (Q), L.P., VantagePoint Venture Partners IV, L.P. and VantagePoint Venture Partners IV Principals Fund, L.P.

99.1	Press release dated April 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 25, 2006
AVIZA TECHNOLOGY, INC.

		By:	/s/ Patrick C. O’Connor
Patrick C. O’Connor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

10.1	Stock Purchase Agreement, dated as of April 24, 2006, by and between Aviza Technology, Inc. and Caisse de dépôt et placement du Québec.

10.2	Amendment No. 5, dated as of March 31, 2006, to Credit Agreement between Bank of America, N.A. and Aviza, Inc.

10.3

Amendment to Second Amended and Restated Stockholder Agreement, dated as of April 24, 2006, by and among the Company, Trikon Technologies, Inc. and VantagePoint Venture Partners IV (Q), L.P., VantagePoint Venture Partners IV, L.P. and VantagePoint Venture Partners IV Principals Fund, L.P.

99.1	Press release dated April 25, 2006.